UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2024, the Board of Directors of Coherent Corp. (the “Company”) appointed James R. Anderson, the Company’s Chief Executive Officer, to also serve as the Company’s President, effective September 1, 2024, replacing Walter R. Bashaw II who, as previously announced, will resign from the Company as of September 6, 2024. Biographical information required by this Item 5.02 concerning Mr. Anderson is included in the Company’s Current Report on Form 8-K, filed on June 3, 2024, announcing his appointment as Chief Executive Officer and a member of the Board of Directors of the Company, which information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Anderson and any other persons pursuant to which Mr. Anderson was appointed President. Mr. Anderson does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Anderson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Mr. Anderson did not enter into any material plan, contract or arrangement or any material amendment in connection with his appointment, nor was he provided with any grant or award or modification thereto, under any such plan, contract or arrangement in connection with his appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: August 29, 2024	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer & Corporate Secretary